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                                 EXHIBIT 16.0
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September 22, 1997




Mr. Clifford Neuman
Neuman & Drennen, LLC
Temple-Bowron House
1507 Pine Street
Boulder, CO 80302


Re:  Versailles Capital Corporation
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     f/k/a Man O'War, Inc.
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Dear Mr. Neuman:

As you noted in your letter, my former firm, whose name was different than what you referred to, is, by definition, no longer in existence. Therefore it is impossible to respond to your request.

Sincerely,


/s/Gary L. Mitchell
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Gary L. Mitchell